Exhibit 10.7

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of November 23, 2015, by and among Global Defense & National Security Systems, Inc., a Delaware corporation, a Delaware corporation (the “Buyer”), each of the Persons set forth on the signature page hereto as a Stockholder (each a “Stockholder” and collectively, the “Stockholders”), who are stockholders of STG Group, Inc., a Delaware corporation (the “Company”), Simon Lee (the “Stockholders’ Representative”) and Branch Banking and Trust Company, a North Carolina banking corporation (the “Escrow Agent”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Buyer, Global Defense & National Security Holdings LLC, a Delaware limited liability company, the Company, the Stockholders and the Stockholders’ Representative, have entered into that certain Stock Purchase Agreement, dated as of June 8, 2015 (the “Purchase Agreement”), a copy of which has been delivered to the Escrow Agent;

WHEREAS, the Buyer, the Company, the Stockholders and the Stockholders’ Representative have agreed that at the Closing, pursuant to and subject to the terms and conditions set forth in the Purchase Agreement and this Escrow Agreement, the Cash Escrow Deposit (as defined below) and the Escrow Shares (as defined below) shall be delivered to the Escrow Agent to serve as partial security for the indemnification obligations of the Stockholders set forth in Article IX of the Purchase Agreement; and

WHEREAS, the Escrow Agent is willing to act as escrow agent on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the undersigned hereby agree as follows:

ARTICLE I

TERMS AND CONDITIONS

1.1           Establishment of Escrow.  The undersigned have caused or will cause to be deposited with the Escrow Agent (a) an amount in cash equal to Three Million Three Hundred Ten Thousand Dollars ($3,310,000) (the “Cash Escrow Deposit”) and (b) Three Hundred Thirteen Thousand Seven Hundred Forty-Four (313,744) unregistered shares of Buyer Common Stock with an aggregate value equal to approximately Three Million Three Hundred Ten Thousand Dollars ($3,310,000) (the “Escrow Share Amount”), or $10.55 per Buyer Share (the “Escrow Shares,” and together with the Cash Escrow Deposit, or the balance thereof remaining from time to time, being referred to herein as the “Escrow Amount”).

1.2           Treatment of Escrow Amount.  The Cash Escrow Deposit and the Escrow Shares shall be deposited by the Buyer with the Escrow Agent in a segregated account pursuant to the terms of this Escrow Agreement. Such account shall be called the “Global Defense Escrow.” The Escrow Amount shall not be subject to any lien, attachment or trustee process, or any other judicial process by any creditor of any party to this Escrow Agreement. Absent any written investment direction, the Escrow Agent will invest the Cash Escrow Deposit in the BB&T Business Investment Deposit Account, type 169.

1.3           Purpose of the Escrow Amount. The purpose of the Escrow Amount is to, subject to the terms and conditions of the Purchase Agreement, serve as partial security for the indemnification obligations of the Stockholders set forth in the Purchase Agreement.

1.4           Escrow Procedure.

(a)          Indemnification Claims. Subject to the procedures and requirements set forth in this Section 1.4, the Buyer shall be entitled to make indemnification claims against the Escrow Amount for any and all Damages incurred by any Buyer Indemnified Party for which the Buyer Indemnified Party may seek indemnification under Article IX of the Purchase Agreement, pursuant to and in accordance with the procedures set forth in Article IX of the Purchase Agreement (subject always to the limitations and requirements set forth in the Purchase Agreement and this Escrow Agreement) (such indemnification claims, the “Indemnification Claims”).

(b)          Claim Notice. Any Indemnification Claim by the Buyer against the Escrow Amount shall be made by providing the Stockholders’ Representative with written notice (the “Claim Notice”) setting forth the following information: (i) that a Buyer Indemnified Party seeks indemnification under the Purchase Agreement in an aggregate stated indemnifiable amount arising from such Indemnification Claim (the “Claim Amount”), (ii) a brief description, in reasonable detail, of the facts, circumstances or events giving rise to such Indemnification Claim by such Buyer Indemnified Party, and (iii) an estimate of the portion of the Cash Escrow Deposit and/or the number of Escrow Shares to be released to the Buyer in order to satisfy such Claim Amount, as calculated in Section 1.4(d) below.

(c)          Notice of Contest. The Stockholders’ Representative may contest any Indemnification Claim by giving the Buyer written notice of such contest (the “Contest Notice”) within ten (10) Business Days after delivery of such Claim Notice (the “Contest Notice Period”). The Contest Notice shall include a statement of the grounds of such contest in reasonable detail and shall state the amount of the Claim Amount that the Stockholders’ Representative does not dispute. The undisputed portion of the Claim Amount, if any, stated in such Contest Notice shall be available for immediate release to the Buyer from the Escrow Amount (as directed pursuant to the Claim Notice), and the Buyer and Stockholders’ Representative shall provide the Escrow Agent with an executed Disbursement Request (as defined below) regarding the release of such undisputed portion of the Claim Amount from the Escrow Amount. None of the Escrow Amount shall be released to the Buyer with respect to the disputed portion of such Claim Amount unless and until such disputed portion is finally resolved either by a mutual agreement, in writing, between the Buyer and the Stockholders’ Representative or by a court of competent jurisdiction in accordance with Section 13.9 of the Purchase Agreement. Upon expiration of the Contest Notice Period, if no Contest Notice has been delivered to the Buyer during such period, the Buyer and the Stockholders’ Representative shall provide the Escrow Agent with an executed Disbursement Request to release a portion of the Escrow Amount with sufficient value to satisfy the Claim Amount, as calculated in Section 1.4(d) herein.

(d)          Calculation of Values. In calculating the values of the Escrow Shares for purposes of satisfying any Indemnification Claim, each Escrow Share shall be valued at the average closing market price at which shares of Buyer Common Stock traded on Nasdaq over the last ten (10) trading days immediately prior to the date such claim is satisfied (the “Share Value”), and Indemnification Claims that are paid under this Agreement may be satisfied, in whole or in part, as specified in the Disbursement Request, and without duplication: (i) by transferring to the Buyer Indemnified Party the number of Escrow Shares that is equal to the Claim Amount (or part thereof) based on the Share Value per Escrow Share (rounded down to the nearest whole share), and/or (ii) by a cash disbursement from the Cash Escrow Deposit equal to the Claim Amount (or part thereof), and/or (iii) by pursuing any other remedies available to the Buyer under the terms of the Purchase Agreement.

(e)          Disbursement Request. Upon receipt by the Escrow Agent of a disbursement request, as set forth in Exhibit A hereto (the “Disbursement Request”), executed by the Buyer and the Stockholders’ Representative, the Escrow Agent is hereby authorized and directed to deliver the portion of the Escrow Amount in accordance with the joint written instructions of the Buyer and the Stockholders’ Representative in such Disbursement Request, within two (2) Business Days following receipt of such Disbursement Request. Claims against the Escrow Amount shall first, be paid from the amount of the Cash Escrow Deposit in the Escrow Amount, and second, once the total amount of the Cash Escrow Deposit has been disbursed, be paid as a transfer to the Buyer Indemnified Party the number of Escrow Shares that is equal to the claim amount (or remaining portion thereof), divided by the Share Value per Escrow Share, rounded down to the nearest whole share. Notwithstanding the foregoing; if Escrow Shares otherwise would be disbursed to the Buyer Indemnified Party against an Indemnification Claim pursuant to this Agreement, but the Stockholders’ Representative notifies the Buyer in writing that, in the Stockholders’ Representative reasonable opinion, the effect of such disbursement, if made, would cause the Transaction to fail to satisfy the Control Requirement, the Stockholders’ Representative may cause all or part of such Indemnification Claim to be satisfied by a cash payment directly to the Buyer Indemnified Party, and the Disbursement Request shall instead direct that the number of Escrow Shares that is equal to the amount of cash paid directly to the Buyer Indemnified Party, based on the Share Value per Escrow Share (rounded down to the nearest whole share), be disbursed to the Stockholders pro rata based upon their Per Share Portion.

(f)          Notice Requirements. Any notice pursuant to this Section 1.4 setting forth, claiming, containing, objecting to or in any way related to the distribution of the Escrow Amount, must be in writing or set forth in a Portable Document Format (“PDF”), executed by the appropriate party or parties hereto, as evidenced by the signatures of the Person or Persons signing this Escrow Agreement, and such notice shall be deemed delivered and effective only if the receiving or delivering party, as applicable, shall have actually delivered or received, as applicable, it on a business day by confirmed facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 3.3 below.

1.5           Release of Escrow Amount.

(a)          The date that is eighteen (18) months after the Closing Date is the “Release Date.” If there are no pending Claim Notices on the Release Date, the Buyer and the Stockholders’ Representative shall jointly provide the Escrow Agent with an executed Disbursement Request instructing the Escrow Agent to disburse the Escrow Amount (including any amount of Additional Cash Escrow, if any) to the Stockholders, pro rata based upon their Per Share Portion. In the event there are any pending Claim Notices on the Release Date, the Buyer and the Stockholders’ Representative shall jointly instruct the Escrow Agent, and the Escrow Agent shall follow such joint instructions, to retain only the Pending Claim Amount (as defined below) and release to the Stockholders all of the Escrow Amount in excess of the Pending Claim Amount as set forth in the joint instructions. For purposes of this Escrow Agreement, “Pending Claim Amount” shall mean that portion of the Cash Escrow Deposit and/or that number of the Escrow Shares equal to the disputed amount in any pending Claim Notice based on the Share Value.

(b)          Any portion of the Escrow Amount retained after the Release Date in respect of any pending Indemnification Claim shall not be subject to or retained in respect of any Indemnification Claim other than such Indemnification Claim so pending after such date and shall be released (in whole or in part) by the Escrow Agent to the Buyer and/or to the Stockholders, as the case may be, only pursuant to Section 1.4 hereof or upon receipt by the Escrow Agent of either: (i) a copy of a written settlement agreement executed by the Buyer and the Stockholders’ Representative resolving such pending Indemnification Claim with joint instructions of the Buyer and the Stockholders’ Representative that all or part of the Escrow Amount be released to the Buyer and/or the Stockholders; or (ii) a copy of a final order or judgment by the courts of the Eastern District of Virginia or any Virginia state court with jurisdiction over Fairfax County, Virginia instructing the Escrow Agent to release all or part of the Escrow Amount to the Buyer and/or the Stockholders. Any such portion of the Escrow Amount to be released to the Stockholders shall be released by the Escrow Agent to the Stockholders pro rata based upon their Per Share Portion. The Escrow Agent shall continue to hold the remaining Escrow Amount until otherwise permitted to release such remaining amount in accordance with the terms of this Section 1.5.

(c)          If, on any date that a number of Escrow Shares is to be disbursed pursuant to the terms hereof, (i) the aggregate value of the Escrow Shares remaining in the Escrow Amount, based on the Share Value per Escrow Share, is less than the amount requested in the Disbursement Request and (ii) the aggregate value of the Escrow Shares disbursed as of such date is less the Escrow Share Amount, the Stockholders jointly and severally agree to promptly (and in any event within two (2) Business Days following notice from the Escrow Agent) provide to the Stockholders’ Representative for deposit with the Escrow Agent (within two (2) Business Days following receipt from the Stockholders) an amount in cash, by wire transfer of immediately available funds, equal to the difference between (x) the Escrow Share Amount and (y) the aggregate value of the Escrow Shares disbursed as of such date (such difference, the “Additional Cash Escrow”). The Additional Cash Escrow shall be added to the Escrow Amount, and the Escrow Agent shall then transfer to the Buyer Indemnified Party the Escrow Shares remaining in the Escrow Amount, plus a portion of the Additional Cash Escrow necessary to satisfy the Disbursement Request. Thereafter, any subsequent Disbursement Request shall be satisfied from the Additional Cash Escrow.

(d)          In no event shall the aggregate value disbursed from the Escrow Amount exceed the sum of the Cash Escrow Deposit and the Escrow Share Amount. Once an amount equal to the sum of the Cash Escrow Deposit and the Escrow Share Amount has been disbursed from the Escrow Amount, any remaining shares of Buyer Common Stock in the Escrow Amount shall be distributed to the Stockholders pro rata based upon their Per Share Portion.

(e)          Notwithstanding anything to the contrary herein, the Escrow Agent shall make distributions of the Escrow Amount any time and from time to time upon, and in accordance with, joint written instructions from only the Buyer and the Stockholders’ Representative.

(f)          If, on any date that Escrow Shares are to be released pursuant to the terms hereof, the Escrow Agent holds a stock certificate or other evidence representing more Escrow Shares than are to be released, the Escrow Agent shall be instructed to deliver such stock certificate to the Buyer, and the Buyer shall promptly cancel, or cause the registrar for the Buyer Common Stock to promptly cancel, such stock certificate and the number of Escrow Shares to be so released, and shall deliver to the Escrow Agent a stock certificate representing the remaining portion thereof to be held pursuant to the terms and conditions of this Escrow Agreement.

1.6           Termination. Unless terminated earlier with the joint written consent of the Buyer and the Stockholders’ Representative, this Escrow Agreement shall remain in full force and effect until all of the Escrow Amount shall have been released in accordance with the terms hereof.

1.7           Tax Matters.

(a)          All items of income, gains and losses with respect to the Cash Escrow Deposit will be reported for income tax purposes as items attributable to the Buyer to the same extent as if the Buyer were the owner of the Escrow Amount during the period that the Escrow Amount is held by the Escrow Agent; provided that such reporting position shall be controlling only for purposes of determining the party required to pay income tax on such income. The parties hereto also agree to treat all disbursements out of the Escrow Amount to the Stockholders as additional consideration paid by the Buyer on behalf of the Buyer pursuant to the Purchase Agreement in exchange for the Shares at the time such amount is disbursed from the Escrow Amount for purposes of section 453 of the Code, and to treat each such payment as composed of a principal amount and an interest amount pursuant to section 483 or 1272 of the Code, the interest amount being equal to the amount of interest that would have accrued on the principal amount from the Closing Date at the applicable Federal rate (as determined pursuant to Section 1274(d) of the Code).

(b)          Escrow Shares held by the Escrow Agent shall be treated at all times as owned by the Stockholders pro rata based upon their Per Share Portion, and all transactions affecting such Escrow Shares shall be reported consistently for all tax purposes. During the retention of the Escrow Shares by the Escrow Agent, (i) all cash dividends received on such Escrow Shares shall be promptly distributed to the Stockholders pro rata based on their Per Share Portion, and (ii) the Stockholders shall be entitled to exercise all voting powers associated with their Per Share Portion of such Escrow Shares.

(c)          To the extent required by applicable Law, the Escrow Agent shall issue to the Buyer and the Stockholders appropriate Treasury Forms 1099 reflecting earnings on the Cash Escrow Deposit and the Escrow Shares for each calendar year consistently with Section 1.7(a) and (b) above. The Buyer and the Stockholders’ Representative agree to provide in a timely manner to the Escrow Agent all necessary and appropriate tax information and documentation required by the Escrow Agent to facilitate proper tax reporting hereunder. Upon execution of this Escrow Agreement, the parties hereto shall furnish the Escrow Agent with the Taxpayer Identification Number of the Buyer, the Stockholders and the Stockholders’ Representative on IRS Form W-9 (or Form W-8, if applicable).

ARTICLE II

PROVISIONS AS TO ESCROW AGENT

2.1           Limitation of Escrow Agent’s Capacity.

(a)          This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, and the Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.

(b)          The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any Person executing or depositing such subject matter. The Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, instruction or request furnished to it hereunder believed by it to be genuine, and the Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, instruction or request. The Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

2.2           Authority to Act.

(a)          The Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Article I of this Escrow Agreement.

(b)          The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

(c)          The Escrow Agent may consult with legal counsel at the joint and several cost and expense of the undersigned (other than the Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

(d)          In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other Person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any Person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested Persons, and the Escrow Agent shall have been notified thereof in writing signed by all such Persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the Commonwealth of Virginia or of any political subdivision thereof, and the Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The right of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

(e)          In the event that any controversy should arise among the parties hereto with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties hereto fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto.

2.3           Compensation/Indemnification.

(a)          The Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of service under this Escrow Agreement (including reasonable fees and expenses of the Escrow Agent’s counsel). The Stockholders’ Representative and the Buyer each agree to so pay the Escrow Agent fifty percent (50%) of such reasonable compensation and, further, to reimburse Escrow Agent fifty percent (50%) for such reasonable costs and expenses. The Stockholders’ Representative and the Buyer shall each pay fifty percent (50%) of the escrow fees due herein in the amount of Two Thousand Five Hundred Dollars ($2,500).

(b)          The Stockholders and the Buyer each hereby severally agree to indemnify and hold the Escrow Agent, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an “Escrow Agent Indemnified Party”) harmless from fifty percent (50%) of all losses, costs, claims, demands, expenses, damages, penalties and attorney’s fees suffered or incurred by any Escrow Agent Indemnified Party or the Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the Cash Escrow Deposit or the Escrow Shares deposited hereunder or for any interest upon any such monies, including, without limitation, arising out of the negligence of Escrow Agent; provided that the foregoing indemnification shall not extend to the gross negligence or willful misconduct of the Escrow Agent. This indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement. Each of the Stockholders, jointly and severally, is liable for all costs and expenses that the Stockholders are obligated to pay pursuant to this Escrow Agreement.

2.4           Miscellaneous.

(a)          The Escrow Agent shall make no disbursement, investment or other use of the Cash Escrow Deposit or the Escrow Shares until and unless it has collected the Cash Escrow Deposit and the Escrow Shares. The Escrow Agent shall not be liable for collection items until the Cash Escrow Deposit and the Escrow Shares have been received.

(b)          The Escrow Agent agrees that the Buyer and the Stockholders’ Representative may at any time, in a writing signed by both the Buyer and the Stockholders’ Representative, remove it as Escrow Agent hereunder and substitute an individual or a bank or trust company for it, in which event the Escrow Agent, upon receipt of written notice thereof, shall account for and deliver to such substituted escrow agent all funds and obligations held by it, less any amounts then due and unpaid to it for fees and expenses as herein provided, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

(c)          The Escrow Agent may resign at any time by giving written notice to the parties hereto, whereupon the parties hereto will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, the Escrow Agent shall be discharged of all of its duties hereunder save to keep the subject matter whole.

(d)          All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1           Discharge of Escrow Agent.  Upon the delivery of all of the Cash Escrow Deposit and the Escrow Shares pursuant to the terms of this Escrow Agreement, the duties of the Escrow Agent shall terminate, and the Escrow Agent shall be discharged from any further obligation hereunder.

3.2           Escrow Instructions.  Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor. Any of the undersigned may act hereunder through an agent or attorney-in-fact; provided that satisfactory written evidence of authority is first furnished to any party hereto relying on such authority.

3.3           Notice.  Any payment, notice, request for consent, report or any other communication required or permitted in this Escrow Agreement shall be in writing or set forth in a PDF attached to an email and shall be deemed to have been delivered in accordance with the terms of this Escrow Agreement by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party hereto as follows:

If to the Escrow Agent:

Branch Banking and Trust Company

223 West Nash Street

Wilson, NC 27893

Fax No.: (252) 246-4303

Email: mrhart@bbandt.com

Attn: Corporate Trust Services

If to the Buyer:

Global Defense & National Security Systems, Inc.

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attention: Dale Davis

Tel No.: (202) 800-4333

With copies to:

Morrison & Foerster LLP

1650 Tysons Boulevard, Suite 400

McLean, VA 22102

Attention: Lawrence T. Yanowitch, Esq.

Charles W. Katz, Esq.

Tel No.: (703) 760-7318

Fax No.: (703) 760-7777

If to the Stockholders or the Stockholders’ Representative:

Simon Lee

11091 Sunset Hills Road, Suite 200

Reston, Virginia 20190

Tel No.: (703) 691-2480

Fax No.: (703) 691-3467

With copies to:

Holland & Knight LLP

1600 Tysons Boulevard, Suite 700

McLean, Virginia 22102

Attention: William J. Mutryn

Jonathan F. Wolcott

Tel No.: (703) 720-8069

Fax No.: (703) 720-8610

Any party hereto may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party hereto. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent having responsibility under this Escrow Agreement.

3.4           Governing Law.  This Escrow Agreement is being made in and is intended to be construed according to the Laws of the Commonwealth of Virginia. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.

3.5           Construction.  Words used in the singular number may include the plural, and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

3.6           Amendment.  The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by the undersigned and the Escrow Agent.

3.7           Force Majeure. The Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of the Escrow Agent.

3.8           Written Agreement. This Escrow Agreement represents the final agreement among the parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements among the parties hereto.

3.9           Counterparts. This Escrow Agreement may be executed in separate counterparts (whether transmitted by facsimile or other electronic means), none of which need contain the signatures of all parties hereto, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

3.10         Electronic Delivery. This Escrow Agreement and any signed agreement or instrument entered into in connection with this Escrow Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

3.11         Severability. If any part of any provision of this Escrow Agreement shall be invalid or unenforceable under applicable Law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions hereof or of such agreement, document or writing.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth above.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Damian Perl
Name: Damian Perl
Title: Chairman of the Board of Directors

STOCKHOLDERS’ REPRESENTATIVE

/s/ Simon Lee
Simon Lee

STOCKHOLDERS

SIMON S. LEE MANAGEMENT TRUST

By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee

SIMON S. LEE FAMILY TRUST

By:	/s/ Julie Lee
Name: Julie Lee
Title: Trustee

AHL DESCENDANTS TRUST

By:	/s/ Julie Lee
Name: Julie Lee
Title: Trustee

[Signature Page to Escrow Agreement]

STOCKHOLDERS, cont.

JSL DESCENDANTS TRUST

By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee

BRIAN LEE FAMILY TRUST

By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee

[Signature Page to Escrow Agreement]

Branch Banking and Trust Company, as Escrow Agent, hereby accepts its appointment as Escrow Agent as described in the foregoing Escrow Agreement, subject to the terms and conditions set forth therein.

BRANCH BANKING AND TRUST COMPANY

Date:	November 23, 2015	By:	/s/ Maura S. Pope
		Name:	Maura S. Pope
		Title:	Vice President